EXHIBIT 1.1
5,000,000

PNM Resources, Inc.

Common Stock

UNDERWRITING AGREEMENT

December 6, 2006

Lehman Brothers Inc.
As Representative of the several
Underwriters named in Schedule 1 attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

PNM Resources, Inc., a New Mexico corporation (the “Company”), proposes to sell 5,000,000 shares (the “Firm Stock”) of the Company’s common stock, no par value per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to 750,000 additional shares of the Common Stock on the terms set forth in Section 2 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

1.  Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)  Filing of Registration Statement and Preliminary Prospectus; No Stop Order: A registration statement on Form S-3 (No. 333-136713) relating to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representative (the “Representative”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 5 p.m. (New York City time) on December 6;

(ii) “Delivery Date” shall have the meaning set forth in Section 4.
(iii) “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock;

(v) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;

(vi) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included on Schedule 3 and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vii) “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b)  Well-Known Seasoned Issuer; Automatic Shelf Registration Statement: The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 4).

(c)  Conformity to Description of Registration Statement, Preliminary Prospectus, Prospectus: The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)  Registration Statement: The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) or in a separate letter addressing such information.

(e)  Prospectus: The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) or in a separate letter addressing such information.

(f)  Incorporated Documents: The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty is given on the basis that any statement contained in a document incorporated by reference therein shall be deemed not to be contained therein if the statement has been modified or superseded by any statement in a subsequently filed document incorporated by reference therein or in any amendment or supplement thereto.

(g)  Pricing Disclosure Package: The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) or in a separate letter addressing such information.

(h)  Issuer Free Writing Prospectus: Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)  Conformity to Description, Use, and Retaining of Issuer Free Writing Prospectuses: Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company will, pursuant to reasonable procedures developed in good faith, retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)  Due Incorporation and Qualification: Each of the Company and each of Altura Power LP and Altura Energy LLC and the Company’s significant subsidiaries (within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, and collectively with Altura Power L.P. and Altura Energy LLC only for purposes of this Agreement, the “Significant Subsidiaries”) has been duly incorporated or organized, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in any Preliminary Prospectus and the Prospectus. Each of the Company and each Significant Subsidiary is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 1(j) attached hereto. None of the subsidiaries of the Company is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act), other than Public Service Company of New Mexico, Texas-New Mexico Power Company, First Choice Power Special Purpose, L.P., First Choice Power, L.P., FCP Enterprises, Inc. and TNP Enterprises, Inc.

(k)  Capitalization: The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the most recent Preliminary Prospectus. All of the issued and outstanding shares of capital stock or equivalent equity rights of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, with the exception of the outstanding preferred stock of Public Service Company of New Mexico, which is owned by third parties, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, and defects of title.

(l)  Authorization of Stock. The shares of Stock have been duly authorized by the Company and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus, and will not be subject to preemptive or similar rights.

(m)  Underwriting Agreement: The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)  No Conflicts: The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Stock, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(o)  No Consents Required: No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required to be obtained by the Company for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or blue sky laws in connection with the purchase and sale of the Stock by the Underwriters.

(p)  No Material Adverse Changes: Except as described in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, long-term debt, consolidated net current assets or stockholders’ equity of the Company and/or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)  Historical Financial Statements: The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations and cash flows for the periods specified therein. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.

(r)  Pro Forma Financial Statements: The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus. The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(s)  Independent Public Accountants: Deloitte & Touche LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(t)  Compliance: The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. The Company is not in non-compliance with any term or condition of, nor has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as set forth the most recent Preliminary Prospectus. The Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization.

(u)  Investment Company Act: The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v)  Litigation: Other than as set forth in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w)  No Labor Disturbance: No labor disturbance by or dispute with the employees of the Company exists or is, to the best knowledge of the Company, threatened or is imminent that could reasonably be expected to have a Material Adverse Effect, except as set forth in the most recent Preliminary Prospectus.

(x)  No Defaults: Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, bylaws or other organizational documents, or, except as would not reasonably be likely to have a Material Adverse Effect, (i) is in default in the performance or observance of any term, material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or (iii) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(y)  Sarbanes-Oxley: To the best of its knowledge, the Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and the rules and regulations of the SEC that have been adopted and are effective thereunder.

(z)  Environmental Matters: Except as described in the most recent Preliminary Prospectus, each of the Company and each of its subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws or failure to receive, or comply with the terms and conditions of required permits, licenses or approvals, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Accounting Controls and Disclosure Controls: The Company and its subsidiaries maintain (x) systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (y) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act).

(bb) Distribution and of Offering Materials: The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(i) or 5(a)(vii).

(cc) Anti-Manipulation: The Company has not taken, directly or indirectly, any action intended or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in a manner which would violate the Securities Act or the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby but only as of the date thereof, to each Underwriter.

2.  Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 5,000,000 shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

In addition, the Company grants to the Underwriters an option to purchase up to 750,000 additional shares of Option Stock. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $29.712 per share.

The Company shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

3.  Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

4.  Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of DTC unless the Representative shall otherwise instruct. Upon delivery, the Firm Stock shall be registered in the name of Cede & Co., as nominee for DTC.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representative; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Stock Delivery Date, the Company shall deliver or cause to be delivered the Option Stock to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representative shall otherwise instruct. Upon delivery, the Firm Stock shall be registered in the name of Cede & Co., as nominee for DTC.

5.  Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)  Filing of Prospectus; Amendments and Supplements; Filing of Exchange Act Reports; Notice of Stop Orders: To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening by the Commission of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii)  Payment of Commission Fees: To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein;

(iii)  Copies of Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus and Incorporated Documents; Certain Events and Amendments or Supplements: To deliver promptly to the Representative on or prior to the applicable Delivery Date such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv)  Filing of Amendments or Supplements: To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(v)  Furnishing of Amendments or Supplements: Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and not file any of the same with the Commission to which the Representative shall reasonably object, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock;

(vi)  Offers by Issuer Free Writing Prospectuses: Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

(vii)  Rule 433; Certain Events and Amendments or Supplements to Issuer Free Writing Prospectus: To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii)  Earning Statement: As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including in accordance with Rule 158 under the Securities Act);

(ix)  Blue Sky Qualifications: Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x)  Lock-Up on Sale of Stock: For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus or, in the case of any shares of Common Stock issued pursuant to the equity distribution agreement with Robert W. Baird & Co. Incorporated, RBC Capital Markets Corporation and Wells Fargo Securities, LLC relating to 8,000,000 shares of Common Stock to be issued from time to time, the 60th day after the date of the Prospectus (such 60- or 90-day period, as applicable, the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than (A) the Stock, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (D) any shares of Common Stock issued pursuant to any nonemployee director stock plan, the PNM Resources, Inc. Direct Plan (a stock purchase and dividend reinvestment plan) or any other dividend reinvestment and stock repurchase plan in effect on the date hereof, (E) any shares of Common Stock issued by the Company to fund the PNM Resources, Inc. Executive Savings Plan and any shares of Common Stock issued to a trust formed by the Company or any of its subsidiaries in connection with any deferred compensation arrangements in existence as of the date hereof, (F) any shares of Common Stock offered or sold by the Company in connection with its resale Registration Statement No. 333-128607, and (G) any shares of Common Stock issued in connection with the settlement of the 6.75% Equity Units issued on March 30, 2005 or the 6.625% Hybrid Income Term Security Units issued on October 7, 2005), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule 2 hereto to furnish to the Representative, on or prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of any Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of any Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc., on behalf of the Underwriters, waive such extension in writing;

(xi)  Application of Net Proceeds: To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus;

(x) Anti-manipulation: Not to at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company in a manner that would violate the Securities Act or the Exchange Act;

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.  Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (f) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $5,000); (g) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada (often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, (a) the Underwriters agree to pay a portion of the foregoing expenses in an amount of $115,463, and an additional $17,319 if the option provided in Section 2 is exercised by the Underwriters in full (such final amount to be ratably reduced based on the percentage of the option which is not exercised), and (b) except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

7.  Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)  Filing of Prospectus and Free Writing Prospectus; No Stop Order: The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b)  No Discovery of Untrue Statements or Omissions: No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)  Other Documents and Certificates: All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)  Opinions of Company Counsel: Charles L. Moore, Associate General Counsel of the Company, SEC Reporting and Corporate Transactions, shall have furnished to the Representative his written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit B-1. Troutman Sanders LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, substantially in the form attached hereto as Exhibit B-2.

(e)  Opinions of Underwriters’ Counsel: The Representative shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)  Letters of Accountants: At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)  With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)  Officers’ Certificates: The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and President or any Senior Vice President, and its Chief Financial Officer or Vice President, Treasury and Taxation, stating that:

(i)  The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii)  They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(i)  No Material Changes: Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since the date of the most recent Preliminary Prospectus, there shall not have been any change in the capital stock, long-term debt, consolidated net current assets or stockholders’ equity of the Company and/or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)  No Downgrading: Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(k)  Nonoccurrence of Certain Events: Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)  Approval of Listing: The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance.

(m)  Lock-Up Agreements: The Lock-Up Agreements between the Representative and the parties named on Schedule 2, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance as provided in exhibits to this Agreement, and if not so provided, then in form and substance reasonably satisfactory to counsel for the Underwriters.

8.  Indemnification and Contribution.

(a)  The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non Prospectus Road Show in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) or in a separate letter addressing such information. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) or in a separate letter addressing such information. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and represen-tation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)  If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)  The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9.  Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10.  Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i), 7(j) and 7(k) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

11.  Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.  Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.  No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.  Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)  if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); and

(b)  if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: 505-241-2368).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

15.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Underwriters contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters or the Company and each person or persons, if any, who control any Underwriter or the Company within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.  Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.  Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

18.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PNM RESOURCES, INC.

By:	/s/ Charles N. Eldred
Name: Charles N. Eldred
Title Senior Vice President and Chief Financial Officer

Accepted:

Lehman Brothers Inc.

For itself and as Representative
of the several Underwriters named
in Schedule 1 hereto

By:         /s/ John Sowinski
Authorized Representative
Name: John Sowinski
Title:   Vice President

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock
Lehman Brothers Inc.	1,650,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	875,000
Morgan Stanley & Co. Incorporated	875,000
Banc of America Securities LLC	550,000
Citigroup Global Markets Inc.	550,000
J.P. Morgan Securities Inc.	125,000
Robert W. Baird & Co. Incorporated	125,000
RBC Capital Markets Corporation	125,000
Wachovia Capital Markets, LLC	125,000
Total	5,000,000

SCHEDULE 1(j)

List of all subsidiaries of the Company

1. Altura Energy LLC	21. Bellamah Investors Ltd.
2. Altura Power GP, LLC	22. EIP Refunding Corporation
3. Altura Power L.P.	23. Facility Works, Inc.
4. Avistar, Inc.	24. Gas Company of New Mexico
5. FCP Enterprises, Inc.	25. MCB Financial Group, Inc.
6. First Choice Power GP, LLC	26. Meadows Resources, Inc.
7. First Choice Power Retail LP	27. PNM Electric & Gas Services, Inc.
8. First Choice Power Special Purpose, L.P.	28. PNMR Development and Management Corporation
9. First Choice Power, L.P.	29. Republic Holding Company
10. First Choice Special Purpose GP, LLC	30. Republic Savings Bank, F.S.B.
11. Luna Power Company, LLC	31. Sunbelt Mining Company, Inc.
12. PNM Receivables Corp.	32. Sunterra Gas Gathering Company
13. PNMR Services Company	33. Sunterra Gas Processing Company
14. Public Service Company of New Mexico	34. Texas Generating Company II, LLC
15. Texas-New Mexico Power Company	35. Texas Generating Company, L.P.
16. TNP Enterprises, Inc.	36. TNP Operating Company
17. Bellamah Associates Ltd.	37. TNP Technologies L.L.C.
18. Bellamah Community Development	38. TNPE - Magnus L.L.C.
19. Bellamah Holding Company	39. AMDAX.com
20. Bellamah Holding Ltd.

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

A.E. Archuleta
J.A. Dobson
W.L. Hunt
C.E. McMahen
M.T. Pacheco
R.M. Price
B.S. Reitz
J.E. Sterba
J.B. Woodard

Executive Officers

J.E. Sterba (he will provide one letter as an officer and director)
C.N. Eldred
A.A. Cobb
P.T. Ortiz
W.J. Real
H.W. Smith
W.D. Hobbs
T.G. Sategna

SCHEDULE 3

INFORMATION INCLUDED IN PRICING DISCLOSURE PACKAGE

•	$30.79 per share

•	5,000,000 shares of Firm Stock

•	750,000 shares of Option Stock

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.
As Representative of the several
Underwriters named in the below-referenced Underwriting Agreement
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, no par value per share (the “Common Stock”), of PNM Resources, Inc., a New Mexico corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (other than the Stock), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. waives such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will  proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:	/s/
Name:
Title :

Dated: December 6, 2006

EXHIBIT B-1

FORM OF OPINION OF CHARLES L. MOORE

     December [12], 2006

Lehman Brothers Inc.
As Representative of the Several Underwriters
named in Schedule 1 to the Underwriting Agreement
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

I have acted as counsel for PNM Resources, Inc., a New Mexico corporation (the “Company”), in connection with the issuance and sale by the Company of 5,000,000 shares of the common stock of the Company, no par value per share (the “Stock”) pursuant to that certain Underwriting Agreement dated as of December 6, 2006 between the Company and the Underwriters named therein (the “Agreement”). Capitalized terms used herein which are defined in the Agreement have the meanings set forth in the Agreement, unless otherwise defined herein.

This opinion letter is delivered to you at the request of the Company pursuant to Section 7(d) of the Agreement.

In rendering the opinions set forth below, I have reviewed and examined the Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and such other documents as I have deemed necessary to render such opinions. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of the articles of incorporation and the bylaws or other organizational documents of the Company and each Significant Subsidiary, resolutions of the Board of Directors of the Company and of the pricing committee thereof, and certificates of public officials concerning the legal existence and/or good standing of the Company and its Significant Subsidiaries. In addition, I have examined such other records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and its Significant Subsidiaries, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

As to questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certificates of the Company and of its officers, upon certificates and comparable documents of public officials, and upon statements in the Registration Statement, the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus.

B-1-1

In making the examinations of the Agreement and the other documents described above, I have assumed the genuineness of all signatures (other than the signatures of the Company), the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies (including telecopies) and the authenticity of the originals of such documents and the correctness of all statements of fact contained in all such original documents. No opinion is expressed regarding compliance with covenants in any agreement to which the Company or any of its subsidiaries is a party incorporating calculations of a financial or accounting nature. I have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency covered by this opinion letter.

Based upon the foregoing and subject to and limited by the qualifications stated herein, I am of the opinion that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Mexico, with full corporate power and authority to own its properties and conduct its business as described in the most recent Preliminary Prospectus and the Prospectus and to enter into and to perform its obligations under, or as contemplated by, the Agreement. The Company is duly qualified to do business as a foreign corporation in good standing under the laws of each jurisdiction which requires such qualification where the failure to be so qualified would, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Each of Public Service Company of New Mexico, a New Mexico corporation, Texas-New Mexico Power Company, a Texas corporation, TNP Enterprises, Inc., a Texas corporation, First Choice Power, L.P., a Texas limited partnership, First Choice Power Special Purpose, L.P., a Texas limited partnership and Altura Power L.P., a Texas limited partnership has been duly incorporated or organized with full power and authority to own its properties and conduct its business as described in the Prospectus. Each Significant Subsidiary is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction in which it is chartered or organized. Each Significant Subsidiary is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification, where the failure to be so qualified would, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect. In giving the opinions in the second sentence of this paragraph (ii), I have relied solely on the certificates of recent dates issued by the jurisdiction of incorporation or organization of each respective Significant Subsidiary as to the continued existence and good standing of each Significant Subsidiary in its jurisdiction of incorporation or organization listed in Exhibit A hereto and no other investigation or inquiry with respect thereto has been made. In giving the opinion in the third sentence of this paragraph (ii) as to the due qualification and good standing of each Significant Subsidiary as a foreign entity, I have relied solely on the certificates of good standing issued by the jurisdiction where each Significant Subsidiary is qualified to do business as a foreign entity listed in Exhibit A hereto and no other investigation or inquiry with respect thereto has been made.

(iii)  The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus.

B-1-2

(iv) All of the issued and outstanding shares of capital stock or equivalent equity rights of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and (except for outstanding preferred stock of Public Service Company of New Mexico, which is owned by third parties) are owned directly or indirectly by the Company, and are, to my knowledge after reasonable inquiry, free from liens, encumbrances and defects of title.

(v) Neither the execution delivery and performance of the Agreement by the Company, the issue and sale of the Stock, the compliance by the Company with the Agreement, nor the consummation of the transactions therein contemplated and the application of the proceeds from the sale of Stock as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and Prospectus, will (i) conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any statute, law, rule, regulation or, to my knowledge after reasonable inquiry, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties or (ii) conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument known to me after reasonable inquiry to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is subject.

(vi) To my knowledge after reasonable inquiry, and except as described in each of the most recent Preliminary Prospectus and the Prospectus, (A) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or threatened that (1) could reasonably be expected to have a material adverse effect on the performance of the Agreement or the consummation of any of the transactions contemplated thereby or (2) could reasonably be expected to have a Material Adverse Effect; and (B) no labor disturbance by or dispute with the employees of the Company exists or is threatened or is imminent that could reasonably be expected to have a Material Adverse Effect.

(vii) The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the securities, are accurate summaries in all material respects.

I am a member of the Bar of the State of New Mexico, and, except as to the opinion provided in paragraph (ii) above as to the due incorporation or organization of each Significant Subsidiary incorporated or organized in the State of Texas, as to which I am relying on [name], [title] of [the Company] who is an expert on the laws of the State of Texas, for purposes of this opinion, do not hold myself out as an expert on the laws of any jurisdiction other than the State of New Mexico and express no opinion as to any choice of law matters nor as to, or the effect or applicability of, any laws other than the laws of the State of New Mexico, except that I express no opinion as to the applicability of, or compliance with, New Mexico “blue sky” or state securities laws. The opinions herein are expressed as of the date hereof, and I assume no obligation

B-1-3

 to revise, update or supplement such opinions to reflect any change in any fact or circumstance that hereafter comes to my attention, or any change in law that may hereafter occur, whether by legislative action, judicial decision, or in any other manner. This opinion letter is furnished only to you in connection with the contemplated transactions and is solely for your benefit. This opinion letter may not be used, relied upon, circulated, quoted or otherwise referred to for any purpose without my prior written consent (including by any person who acquires the Stock from the Underwriters), except as may be required by applicable law or regulation.

Very truly yours,

By
Charles L. Moore
Associate General Counsel
PNM Resources, Inc.

B-1-4

EXHIBIT B-2

FORM OF OPINION OF TROUTMAN SANDERS LLP

December [12], 2006

Lehman Brothers Inc.
As Representative of the Several Underwriters
named in Schedule 1 to the Underwriting Agreement
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel for PNM Resources, Inc., a New Mexico corporation (the “Company”), in connection with the issuance and sale by the Company of 5,000,000 shares of the common stock of the Company, no par value per share (the “Stock”) pursuant to that certain Underwriting Agreement dated as of December 6, 2006 between the Company and the Underwriters named therein (the “Agreement”). Capitalized terms used herein which are defined in the Agreement have the meanings set forth in the Agreement, unless otherwise defined herein.

This opinion letter is delivered to you at the request of the Company pursuant to Section 7(d) of the Agreement.

In rendering the opinions set forth below, we have reviewed and examined the Agreement, the Registration Statement, the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and such other documents as we have deemed necessary to render such opinions. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and the bylaws or other organizational documents of the Company, FCP Enterprises, Inc., a Delaware corporation (“FCPE”), Altura Energy, LLC, a Delaware limited liability company (“AE”) and resolutions of the Board of Directors of the Company and the pricing committee thereof. In addition, we have examined such other records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of the Company and of its officers, upon certificates and comparable documents of public officials, and upon statements in the Registration Statement, the Preliminary Prospectus, the Prospectus and each Issuer Free Writing

B-2-1

Prospectus. As to all matters of New Mexico law, including the opinion set out in paragraph 2 below, to the extent that it relates to New Mexico law, we are relying exclusively on the opinion letter of Charles L. Moore, Associate General Counsel, SEC Reporting and Corporate Transactions, of the Company, dated December [12], 2006. As used herein, the phrase “to the best of our knowledge” means knowledge based upon and limited to the representations and warranties of the Company contained in the Agreement and in the documents delivered by the Company pursuant to the Agreement, inquiries of an appropriate officer of the Company whom we have determined is likely to have personal knowledge of the matters covered by the opinion, and the current conscious awareness of facts of the attorneys currently practicing law with our firm who had involvement in the transaction contemplated by the Agreement.

In making the examinations of the Agreement and the other documents described above, we have assumed the genuineness of all signatures (other than the signatures of the Company), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies (including telecopies) and the authenticity of the originals of such documents and the correctness of all statements of fact contained in all such original documents. No opinion is expressed regarding compliance with covenants in any agreement to which the Company or any of its subsidiaries is a party incorporating calculations of a financial or accounting nature. We have also assumed the due authorization, execution and delivery of such documents by parties other than the Company and the validity and constitutionality of each relevant statute, rule, regulation and agency covered by this opinion letter.

Based upon the foregoing and subject to and limited by the qualifications stated herein, we are of the opinion that:

(1) Each of FCPE and AE have been duly incorporated or organized with full power and authority to own its properties and conduct its business as described in the Prospectus.

(2)  The shares of Stock have been duly authorized for issuance and sale pursuant to the Agreement and when issued and delivered by the Company pursuant to this Agreement will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or other similar rights.

(3) The Agreement has been duly and validly authorized, executed and delivered by the Company.

(4) None of the execution, delivery and performance of the Agreement by the Company, the issue and sale of the Stock and the consummation of the transactions contemplated by the Agreement and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (A) the charter, bylaws, or other organizational documents of the Company or any of its Significant Subsidiaries or (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their property is subject and which is filed as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the Commission.

B-2-2

(5) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company for the solicitation of offers to purchase the Stock, the issue and sale of the Stock or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction (as to which we do not express any opinion) in connection with the sale and distribution of the Stock in the manner contemplated in the Agreement and in the Prospectus.

(6) The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on December [7], 2006. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened.

(7) (A) The Registration Statement, on the latest Effective Date and on the applicable Delivery Date, and (B) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, (except in each case as to financial statements and other financial or statistical data contained or incorporated by reference therein, upon which such counsel need not pass), complied as to form in all material respects with the requirements of the Securities Act and the respective rules and regulations of the Commission thereunder; each document incorporated therein by reference as originally filed pursuant to the Exchange Act (except as to financial statements and other financial or statistical data contained or incorporated by reference therein, upon which we do not express any opinion) complied as to form when so filed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(8) The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(9) The Company is not and after the application of the proceeds from the sale of the Stock as described in the Prospectus, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

B-2-3

* * * *

We have participated in conferences with officers and other representatives of the Company at which the contents of the Registration Statement, the Prospectus, the Preliminary Prospectus and related matters were discussed and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements under the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in Section 7 of the Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the most recent Preliminary Prospectus, Prospectus and Registration Statement (which includes the documents incorporated by reference therein), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy, completeness or fairness of the statements contained in the most recent Preliminary Prospectus, the Prospectus or the Registration Statement, except as specifically stated in numbered opinion (7) above, and we have not made any independent check or verification thereof. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that and, on the basis of the foregoing, no facts have come to our attention which have led us to believe that (i) the Registration Statement, as of the Effective Date and as of December 6, 2006, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses in the Disclosure Package, as of the Applicable Time, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case, except with respect to the financial statements, any pro forma financial information and schedules and other financial or statistical data included in or incorporated by reference in the Registration Statement, the Prospectus, the most recent Preliminary Prospectus and the Issuer Free Writing Prospectus in the Disclosure Package, as to which we express no opinion.

The Agreement is governed by the laws of the State of New York. We express no opinion as to, or the effect or applicability of, any laws other than the laws of the State of New York, the federal laws of the United States of America and, in the case of the opinion in paragraph (1) above relating to FCPE and AE, the general corporate laws of the State of Delaware. We express no opinion as to the applicability of, or compliance with, any state securities or blue sky laws.

The opinions herein are expressed as of the date hereof, and we assume no obligation to revise, update or supplement such opinions to reflect any change in any fact or circumstance that hereafter comes to our attention, or any change in law that may hereafter occur, whether by legislative action, judicial decision, or in any other manner. This opinion letter is furnished only to you and the underwriters in connection with the contemplated transactions and is solely for your and the underwriters’ benefit. This opinion letter may not be used, relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent (including by any person who acquires the Stock from the Underwriters), except as may be required by applicable law or regulation.

Very truly yours,

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